CUSIP No. 09069N108 (Common Stock)

Exhibit 7

Lock-Up Agreement

CUSIP No. 09069N108 (Common Stock)

June 10, 2016

Jefferies LLC

As Representative of the Several Underwriters

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

RE:	BioScrip, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an officer or director of the Company or an owner of shares of common stock, par value $0.0001 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Jefferies LLC (“Jefferies”) will act as the representative of the underwriters. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any immediate Family Member not to), without the prior written consent of Jefferies, which may withhold its consent in its sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, and the sale of the Shares to the underwriters, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to (a) any distribution of Shares or any security convertible into Shares to limited partners, members or stockholders of the undersigned or to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; (b) the exercise, conversion or exchange of any Related Securities outstanding on the date hereof as described in the Registration Statement, including any exercise effected by the delivery or sale of any Shares held by the undersigned to the Company (including, without limitation, to finance a “cashless” exercise, to satisfying tax withholding obligations or to exchange “underwater” options with the Company); (c) the establishment of a trading plan pursuant to Rule 10b5-l under the Exchange Act, for the transfer of Shares or Related Securities, provided that such plan does not provide for the transfer of Shares or Related Securities during the Lock-up Period, (d) transactions relating to Shares or Related Securities acquired in open market transactions after the completion of the Offering or (e) the transfer of Shares or Related Securities (i) by gift, or by will or by intestate succession to a Family Member or (ii) to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member; provided, however, that in any such case, it shall be a condition to such transfer that:

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CUSIP No. 09069N108 (Common Stock)

•	each transferee executes and delivers to Jefferies an agreement in form and substance satisfactory to Jefferies stating that such transferee is receiving and holding such Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto), and

•	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer, except that in the case of (c) above, to the extent a public announcement or filing under the Exchange Act, if any, is required of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Shares or Related Securities may be made under such plan during the Lock-up Period.

The undersigned acknowledges and agrees that written notice by Jefferies to the Company of any extension of the 90-day initial lock-up period will be deemed to have been given to, and received by, the undersigned. If the initial lock-up period is so extended, the undersigned further agrees that, prior to engaging in any transaction or taking any other action that would be prohibited by this letter agreement during the period from the date of this letter agreement through the close of trading on the date that is the 34th day following the expiration of the 90-day initial lock-up period, the undersigned will give notice thereof to the Company and will not consummate any such transaction or take any such action unless the undersigned has received written confirmation from the Company that the Lock-Up Period has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s immediate Family Members, if any, except in compliance with the foregoing restrictions.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and you.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement shall lapse and become null and void (a) if the Offering shall not have occurred on or before the earliest of (i) such time as Jefferies advises the Company in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) such time as the Company advises Jefferies in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (iii) a public announcement is made by the Company or Jefferies, prior to the execution of the Underwriting Agreement, stating that it has or they have, as applicable, determined not to proceed with the Offering, (iv) termination of the Underwriting Agreement or (v) on June 30, 2016, in the event the Underwriting Agreement has not been executed by that date.

[Signature Page Follows]

CUSIP No. 09069N108 (Common Stock)

/s/ Christopher Shackelton

Signature

Christopher Shackelton

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

[Signature Page to Lock-Up Agreement]

CUSIP No. 09069N108 (Common Stock)

CERTAIN DEFINED TERMS

USED IN LOCK-UP AGREEMENT

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household. “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act and the term “Family Member” shall only apply to the undersigned if such individual is executing this letter agreement on his or her own behalf and not on the behalf of an entity for which such individual is employed.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 90 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•	“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

•	sell, offer to sell, contract to sell or lend,

•	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

•	pledge, hypothecate or grant any security interest in, or

•	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.

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